Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Kodiak Sciences Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)(2)	Proposed Maximum Offering Price Per Share(3)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Fees to Be Paid	Equity	Common Stock, par value $0.0001 per share	Other	17,310,490	$4.74	$82,051,722.60	0.00011020	$9,042.10

	Total Offering Amounts					$82,051,722.60		$9,042.10

	Total Fee Offsets							$9,042.10

	Net Fee Due							$0.00

(1)

The shares of common stock will be offered for resale by the selling stockholders pursuant to the prospectus contained herein. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional number of shares of common stock issuable upon stock splits, stock dividends, or other distribution, recapitalization or similar events with respect to the shares of common stock being registered pursuant to this registration statement.

(2)	This registration statement registers the resale of 17,310,490 outstanding shares of common stock of the Registrant held by the selling stockholders.
(3)

Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, based upon the average of the high and low prices for the common stock on March 24, 2023, as reported by the Nasdaq Global Market.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(p)

Fee Offset Claims	Kodiak Sciences, Inc.	S-3ASR	333-255983	May 10, 2021		$9,042.10	Equity	Common Stock, $0.0001 par value	814,135	$82,878,943.19

Fees Offset Sources	Kodiak Sciences, Inc.	S-3ASR	333-255983		May 10, 2021						$155,821.97(1)

(1)

Kodiak Sciences, Inc (the “Registrant”) previously filed a registration statement on Form S-3 (File No. 333-255983), initially filed on May 10, 2021 and declared effective upon filing (the “Prior Registration Statement”), which registered 14,029,951 shares of Common Stock, $0.0001 par value per share (the “Common Stock”), for a proposed maximum aggregate offering price of $1,428,249,011.80. The Prior Registration Statement was terminated and all shares of Common Stock registered thereunder remain unsold. This unused amount results in an available fee offset of $155,821.97. The Registrant has terminated or completed any offerings that included the unsold securities under the Prior Registration Statement.